1Q 2016 Earnings Release and Supplemental Information

Suburban Chicago Data Center
Aurora, Illinois

CyrusOne
Built for Tomorrow. Ready Today.

Quarter Ending March 31, 2016

1Q 2016 Earnings Release and Supplemental Information

Table of Contents

Earnings Release 3
Company Profile and Analyst Coverage 8
Consolidated Statements of Operations 9
Consolidated Balance Sheets 10
Consolidated Statements of Operations (5 quarters) 11
Consolidated Balance Sheets (5 quarters) 12
Consolidated Statements of Cash Flow 13
NOI and Reconciliation of Net Income (Loss) to Adjusted EBITDA 14
Reconciliation of Net Income (Loss) to FFO, Normalized FFO and AFFO 15
Market Cap Summary, Reconciliation of Net Debt, and Debt Schedule 16
Colocation Square Footage (CSF) and Utilization 17
2016 Guidance 18
Data Center Portfolio 19
NRSF Under Development / Land Available for Future Development 21
Leasing Statistics - Lease Signings 22
Customer Sector Diversification 23
Lease Distribution 24
Lease Expirations 25

Quarter Ending March 31, 2016

CyrusOne

Built for Tomorrow. Ready Today.

Exhibit 99.1
CyrusOne Reports First Quarter 2016 Earnings
Signed $43 Million in Annualized GAAP Revenue
Year-over-Year Adjusted EBITDA Growth of 39% and Normalized FFO per Share Growth of 29%

DALLAS (May 4, 2016) - Global data center service provider CyrusOne Inc. (NASDAQ: CONE), which specializes in providing highly reliable enterprise-class, carrier-neutral data center properties to the Fortune 1000, today announced first quarter 2016 earnings.

Highlights

•	First quarter Adjusted EBITDA of $62.7 million increased 39% over first quarter 2015

•	First quarter Normalized FFO per share of $0.63 increased 29% over first quarter 2015

•	First quarter revenue of $117.8 million increased 37% over first quarter 2015

•	Closed the acquisition of a suburban Chicago data center from CME Group (CME) and signed a 15 year lease with CME, strengthening our position in the financial services vertical

•	Signed $43 million in annualized GAAP revenue in the first quarter including the CME lease, with non-CME signings representing approximately 60% of the total

•	Leased 181,000 colocation square feet and 25 megawatts (MW) in the first quarter including the CME lease, with non-CME signings representing approximately 60% of each total

•	Record backlog of $74 million in annualized GAAP revenue as of the end of the first quarter

•	Added three Fortune 1000 companies as new customers in the first quarter, increasing the total number of Fortune 1000 customers to 176 as of the end of the quarter

“Our results for the first quarter were exceptionally strong,” said Gary Wojtaszek president and chief executive officer of CyrusOne. “We ended the quarter with a record backlog of signed contracts that will generate $74 million of annual revenue which positions us well for continued growth in 2017. Additionally, our future growth opportunity is attractive from a capital investment perspective as nearly 60% of our capital plan this year is directed toward preleased build-to-suit projects. We are also particularly excited about the new partnership we established with the Chicago Mercantile Exchange this quarter, which will accelerate our goal of creating the largest financial supercenter in Chicago, becoming the nexus for financial, energy, social media, and cloud companies.”

First Quarter 2016 Financial Results
Normalized Funds From Operations (Normalized FFO)3 was $45.9 million for the first quarter, compared to $31.9 million in the same period in 2015, an increase of 44%. Normalized FFO per diluted common share or common share equivalent4 was $0.63 in the first quarter of 2016, an increase of 29%. Adjusted Funds From Operations (AFFO)5 was $46.5 million for the first quarter, compared to $35.0 million in the same period in 2015, an increase of 33%.
Revenue was $117.8 million for the first quarter, compared to $85.7 million for the same period in 2015, an increase of 37%. The increase in revenue was driven by a 28% increase in leased colocation square feet and additional interconnection services. Net operating income (NOI)1 was $77.5 million for the first quarter, compared to $53.4 million in the same period in 2015, an increase of 45%. Adjusted EBITDA2 was $62.7 million for the first quarter, compared to $45.1 million in the same period in 2015, an increase of 39%. The Adjusted EBITDA margin of 53.2% in the first quarter increased from 52.6% in the same period in 2015.
Leasing Activity

Signings in the first quarter represent approximately $3.6 million in monthly recurring rent inclusive of the monthly impacts of the CME lease and installation charges, or approximately $43 million in annualized contracted GAAP revenue6 excluding estimates for pass-through power. CyrusOne leased approximately 25 MW of power, or 181,000 colocation square feet (CSF), in the first quarter, inclusive of the CME lease. The Company added three new Fortune 10007 customers in the first quarter, bringing the total to 176 customers in the Fortune 1000 and 947 customers in total as of March 31, 2016. The weighted average lease term of the new leases based on square footage is 144 months, inclusive of the CME lease. Recurring rent churn8 for the first quarter was 1.3%, compared to 3.1% for the same period in 2015.

Portfolio Utilization and Development

As of March 31, 2016, CyrusOne had approximately 1,607,000 CSF across 32 data centers, an increase of approximately 345,000, or 27%, from March 31, 2015. CSF utilization9 as of the end of the first quarter was 89%. In the first quarter, the Company closed the acquisition of the Aurora facility in suburban Chicago, adding a total of approximately 72,000 CSF. CyrusOne has development projects underway that will add approximately 405,000 CSF.

Balance Sheet and Liquidity

As of March 31, 2016, the Company had $1,029.1 million of long term debt10, cash and cash equivalents of $87.7 million, and $642.9 million available under its unsecured revolving credit facility. Net debt10 was $952.9 million as of March 31, 2016, approximately 21% of the Company's total enterprise value. In the first quarter the Company closed a new $250.0 million term loan maturing in September 2021, with the proceeds used to pay amounts outstanding under its revolving credit facility. Available liquidity11 was $730.6 million as of March 31, 2016.

Dividend and Distribution
On February 23, 2016, the Company announced a dividend and distribution of $0.38 per share of common stock and common stock equivalent for the first quarter of 2016. The dividend and distribution was paid on April 15, 2016, to stockholders of record at the close of business on March 25, 2016.

Additionally, today the Company is announcing a dividend of $0.38 per share of common stock for the second quarter of 2016. The dividend will be paid on July 15, 2016, to stockholders of record at the close of business on June 24, 2016.

Guidance

CyrusOne is updating guidance full year 2016. The annual guidance provided below represents forward-looking statements, which are based on current economic conditions, internal assumptions about the Company's existing customer base and the supply and demand dynamics of the markets in which CyrusOne operates.

Category	Previous 2016 Guidance	Revised 2016 Guidance
Total Revenue	$500 - 515 million	$520 - 530 million
Base Revenue	$450 - 460 million	$470 - 475 million
Metered Power Reimbursements	$50 - 55 million	$50 - 55 million
Adjusted EBITDA	$266 - 276 million	$270 - 280 million
Normalized FFO per diluted common share or common share equivalent*	$2.45 - 2.55	$2.48 - 2.58
Capital Expenditures**	$380 - 405 million	$380 - 405 million
Development	$375 - 396 million	$375 - 396 million
Recurring	$5 - 9 million	$5 - 9 million

*    Guidance assumes weighted average diluted common shares for 2016 of approximately 79 million.
** Excludes acquisitions of real estate.

Upcoming Conferences and Events

•	Cowen and Company 44th Annual Technology, Media & Telecom Conference on June 1-2 in New York City

•	Stephens Spring Investment Conference on June 7-8 in New York City

•	NAREIT’s REITWeek Conference on June 7-9 in New York City

Conference Call Details

CyrusOne will host a conference call on May 5, 2016, at 11:00 AM Eastern Time (10:00 AM Central Time) to discuss its results for the first quarter of 2016. A live webcast of the conference call will be available under the “Investor Relations” tab in the “Events and Presentations” section of the Company's website at http://investor.cyrusone.com/events.cfm. The U.S. conference call dial-in number is 1-844-492-3731, and the international dial-in number is 1-412-542-4121. A replay will be available one hour after the conclusion of the earnings call on May 5, 2016, through May 12, 2016. The U.S. toll-free replay dial-in number is 1-877-344-7529 and the international replay dial-in number is 1-412-317-0088. The replay access code is 10083838.

Safe Harbor
This release and the documents incorporated by reference herein contain forward-looking statements regarding future events and our future results that are subject to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, are statements that could be deemed forward-looking statements. These statements are based on current expectations, estimates, forecasts, and projections about the industries in which we operate and the beliefs and assumptions of our management. Words such as "expects," "anticipates," "predicts," "projects," "intends," "plans," "believes," "seeks," "estimates," "continues," "endeavors," "strives," "may," variations of such words and similar expressions are intended to identify such forward-looking statements. In addition, any statements that refer to projections of our future financial performance, our anticipated growth and trends in our businesses, and other characterizations of future events or circumstances are forward-looking statements. Readers are cautioned these forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties, which could cause our actual results to differ materially and adversely from those reflected in the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in this release and those discussed in other documents we file with the Securities and Exchange Commission (SEC). More information on potential risks and uncertainties is available in our recent filings with the SEC, including CyrusOne's Form 10-K report, Form 10-Q reports, and Form 8-K reports. Actual results may differ materially and adversely from those expressed in any forward-looking statements. We undertake no obligation to revise or update any forward-looking statements for any reason.
Use of Non-GAAP Financial Measures

This press release contains certain non-GAAP financial measures that management believes are helpful in understanding the Company's business, as further discussed within this press release. These financial measures, which include Funds From Operations, Normalized Funds From Operations, Adjusted EBITDA, Net Operating Income, Adjusted Net Operating Income, and Net Debt should not be construed as being more important than comparable GAAP measures. Detailed reconciliations of these non-GAAP financial measures to comparable GAAP financial measures have been included in the tables that accompany this release and are available in the Investor Relations section of www.cyrusone.com.
Management uses FFO, Normalized FFO, Adjusted EBITDA, NOI, Adjusted NOI, and AFFO as supplemental performance measures because they provide performance measures that, when compared year over year, capture trends in occupancy rates, rental rates and operating costs. The Company also believes that, as widely recognized measures of the performance of real estate investment trusts (REITs) and other companies, these measures will be used by investors as a basis to compare its operating performance with that of other companies. Other companies may not calculate these measures in the same manner, and, as presented, they may not be comparable to others. Therefore, FFO, Normalized FFO, NOI, Adjusted NOI, AFFO and Adjusted EBITDA should be considered only as supplements to net income as measures of our performance. FFO, Normalized FFO, NOI, Adjusted NOI, AFFO and Adjusted EBITDA should not be used as measures of liquidity or as indicative of funds available to fund the Company's cash needs, including the ability to make distributions. These measures also should not be used as substitutes for cash flow from operating activities computed in accordance with U.S. GAAP.
1Net Operating Income (NOI) is defined as revenue less property operating expenses. Amortization of deferred leasing costs is presented in depreciation and amortization, which is excluded from NOI. CyrusOne has not historically incurred any tenant improvement costs. Our sales and marketing costs consist of salaries and benefits for our internal sales staff, travel and entertainment, office supplies, marketing and advertising costs. General and administrative costs include salaries and benefits of our senior management and support functions, legal and consulting costs, and other administrative costs. Marketing and advertising costs are not property-specific, rather these costs support our entire portfolio. As a result, we have excluded these marketing and advertising costs from our NOI calculation, consistent with the treatment of general and administrative costs, which also support our entire portfolio. From time to time, there may be non-recurring costs in property operating expenses, and as a result the Company may present Adjusted Net Operating Income (Adjusted NOI) to exclude the impacts of those costs.
2Adjusted EBITDA is defined as net income (loss) as defined by U.S. GAAP before noncontrolling interests plus interest expense, income tax (benefit) expense, depreciation and amortization, non-cash compensation, transaction costs and transaction-related compensation, including acquisition pursuit and integration costs, restructuring costs, severance costs, loss on extinguishment of debt, asset impairments and (gain) loss on disposals, lease exit costs, and other special items. Other companies may not calculate Adjusted EBITDA in the same manner. Accordingly, the Company's Adjusted EBITDA as presented may not be comparable to others.

3Normalized Funds From Operations (Normalized FFO) is defined as Funds From Operations (FFO) plus transaction costs, including acquisition pursuit and integration costs, transaction-related compensation, (gain) loss on extinguishment of debt, restructuring costs, severance and management transition costs, amortization of customer relationship intangibles, lease exit costs, legal claim costs, and other special items. FFO is net (loss) income computed in accordance with U.S. GAAP before noncontrolling interests, (gain) loss from sales of real estate improvements, real estate-related depreciation and amortization, and real estate and customer relationship intangible impairments. Because the value of the customer relationship intangibles is inextricably connected to the real estate acquired, CyrusOne believes the amortization and impairments of such intangibles is analogous to real estate depreciation and impairments; therefore, the Company adds the customer relationship intangible amortization and impairments back for similar treatment with real estate depreciation and impairments. The Company believes its Normalized FFO calculation provides a comparable measure to that used by others in the industry.
4Normalized FFO per diluted common share or common share equivalent is defined as Normalized FFO divided by the average common shares and common share equivalents outstanding for the quarter, which were 72,768,043 for the first quarter of 2016.
5Adjusted Funds From Operations (AFFO) is defined as Normalized FFO plus amortization of deferred financing costs, non-cash compensation, and non-real estate depreciation and amortization, less deferred revenue and straight line rent adjustments, leasing commissions, recurring capital expenditures, and non-cash corporate income tax benefit and expense.
6Annualized GAAP revenue is equal to monthly recurring rent, defined as average monthly contractual rent during the term of the lease plus the monthly impact of installation charges, multiplied by 12. It can be shown both inclusive and exclusive of the Company’s estimate of customer reimbursements for metered power.
7Fortune 1000 customers include subsidiaries whose ultimate parent is a Fortune 1000 company or a foreign or private company of equivalent size.
8Recurring rent churn is calculated as any reduction in recurring rent due to customer terminations, service reductions or net pricing decreases as a percentage of rent at the beginning of the period, excluding any impact from metered power reimbursements or other usage-based billing.

9Utilization is calculated by dividing CSF under signed leases for available space (whether or not the contract has commenced billing) by total CSF. Utilization rate differs from percent leased presented in the Data Center Portfolio table because utilization rate excludes office space and supporting infrastructure net rentable square footage and includes CSF for signed leases that have not commenced billing. Management uses utilization rate as a measure of CSF leased.
10Long term debt and net debt exclude any adjustment for deferred financing costs. Net debt provides a useful measure of liquidity and financial health. The Company defines net debt as long-term debt and capital lease obligations, offset by cash, cash equivalents, and temporary cash investments.
11Liquidity is calculated as cash, cash equivalents, and temporary cash investments on hand, plus the undrawn capacity on CyrusOne's revolving credit facility.

About CyrusOne

CyrusOne (NASDAQ: CONE) specializes in highly reliable enterprise-class, carrier-neutral data center properties. The Company provides mission-critical data center facilities that protect and ensure the continued operation of IT infrastructure for more than 945 customers, including nine of the Fortune 20 and 176 of the Fortune 1000 companies.

CyrusOne's data center offerings provide the flexibility, reliability, and security that enterprise customers require and are delivered through a tailored, customer service-focused platform designed to foster long-term relationships. CyrusOne is committed to full transparency in communication, management, and service delivery throughout its more than 30 data centers worldwide.

# # #

Investor Relations:
Michael Schafer
972-350-0060
investorrelations@cyrusone.com

Company Profile

CyrusOne (NASDAQ: CONE) specializes in highly reliable enterprise-class, carrier-neutral data center properties. The Company provides mission-critical data center facilities that protect and ensure the continued operation of IT infrastructure for more than 945 customers, including nine of the Fortune 20 and 176 of the Fortune 1000 companies. CyrusOne's data center offerings provide the flexibility, reliability, and security that enterprise customers require and are delivered through a tailored, customer service-focused platform designed to foster long-term relationships. CyrusOne is committed to full transparency in communication, management, and service delivery throughout its more than 30 data centers worldwide.

•	Best-in-Class Sales Force

•	Flexible Solutions that Scale as Customers Grow

•	Massively Modular® Engineering with Data Hall Builds in 12-16 Weeks

•	Focus on Operational Excellence and Superior Customer Service

•	Proven Leading-Edge Technology Delivering Power Densities up to 900 Watts per Square Foot

•	National IX Replicates Enterprise Data Center Architecture

Corporate Headquarters	Senior Management
1649 West Frankford Road	Gary Wojtaszek, President and CEO
Carrollton, Texas 75007	Greg Andrews, Chief Financial Officer
Phone: (972) 350-0060	Kevin Timmons, Chief Technology Officer
Website: www.cyrusone.com	Tesh Durvasula, Chief Commercial Officer
Scott Brueggeman, Chief Marketing Officer
Robert Jackson, EVP General Counsel & Secretary
John Hatem, EVP Design, Construction & Operations
Kellie Teal-Guess, EVP & Chief People Officer
Amitabh Rai, Senior VP & Chief Accounting Officer

Analyst Coverage

Firm	Analyst	Phone Number
Bank of America Merrill Lynch	Michael J. Funk	(646) 855-5664
Barclays	Amir Rozwadowski	(212) 526-4043
Burke & Quick Partners	Frederick W. Moran	(561) 504-0936
Citi	Emmanuel Korchman	(212) 816-1382
Cowen and Company	Colby Synesael	(646) 562-1355
Deutsche Bank	Vin Chao	(212) 250-6799
Evercore ISI	Jonathan Schildkraut	(212) 497-0864
Gabelli & Company	Sergey Dluzhevskiy	(914) 921-8355
Jefferies	Jonathan Petersen	(212) 284-1705
J.P. Morgan	Richard Choe	(212) 622-6708
KeyBanc Capital Markets	Jordan Sadler	(917) 368-2280
	Austin Wurschmidt	(917) 368-2311
Morgan Stanley	Simon Flannery	(212) 761-6432
RBC Capital Markets	Jonathan Atkin	(415) 633-8589
Raymond James	Frank G. Louthan IV	(404) 442-5867
Stephens	Barry McCarver	(501) 377-8131
Stifel	Matthew S. Heinz, CFA	(443) 224-1382
UBS	Ross T. Nussbaum	(212) 713-2484
	John C. Hodulik, CFA	(212) 713-4226

CyrusOne Inc.
Consolidated Statements of Operations
(Dollars in millions, except per share amounts)
(Unaudited)

	Three Months Ended March 31,
			Change
	2016	2015	$	%
Revenue	$117.8	$85.7	$32.1	37%
Costs and expenses:
Property operating expenses	40.3	32.3	8.0	25%
Sales and marketing	4.0	2.9	1.1	38%
General and administrative	14.0	9.1	4.9	54%
Depreciation and amortization	39.3	31.1	8.2	26%
Transaction and acquisition integration costs	2.3	0.1	2.2	n/m
Asset impairments and loss on disposal	—	8.6	(8.6)	(100)%
Total costs and expenses	99.9	84.1	15.8	19%
Operating income	17.9	1.6	16.3	n/m
Interest expense	12.1	8.4	3.7	44%
Net income (loss) before income taxes	5.8	(6.8)	12.6	n/m
Income tax expense	(0.2)	(0.4)	0.2	(50)%
Net income (loss)	5.6	(7.2)	12.8	n/m
Noncontrolling interest in net income (loss)	—	(2.9)	2.9	(100)%
Net income (loss) attributed to common stockholders	$5.6	$(4.3)	$9.9	n/m
Income (loss) per common share - basic and diluted	$0.07	$(0.12)	$0.19	n/m

CyrusOne Inc.
Consolidated Balance Sheets
(Dollars in millions)
(Unaudited)

	March 31,	December 31,	Change
	2016	2015	$	%
Assets
Investment in real estate:
Land	$98.8	$93.0	$5.8	6%
Buildings and improvements	942.0	905.3	36.7	4%
Equipment	715.6	598.2	117.4	20%
Construction in progress	327.7	231.1	96.6	42%
Subtotal	2,084.1	1,827.6	256.5	14%
Accumulated depreciation	(467.2)	(435.6)	(31.6)	7%
Net investment in real estate	1,616.9	1,392.0	224.9	16%
Cash and cash equivalents	87.7	14.3	73.4	n/m
Rent and other receivables	67.1	76.1	(9.0)	(12)%
Restricted cash	0.7	1.5	(0.8)	(53)%
Goodwill	453.4	453.4	—	—%
Intangible assets, net	165.5	170.3	(4.8)	(3)%
Other assets	92.2	88.0	4.2	5%
Total assets	$2,483.5	$2,195.6	$287.9	13%
Liabilities and Equity
Accounts payable and accrued expenses	$196.2	$136.6	$59.6	44%
Deferred revenue	76.4	78.7	(2.3)	(3)%
Capital lease obligations	11.5	12.2	(0.7)	(6)%
Long-term debt	1,010.3	996.5	13.8	1%
Lease financing arrangements	147.0	150.0	(3.0)	(2)%
Total liabilities	1,441.4	1,374.0	67.4	5%
Shareholders’ Equity:
Preferred stock, $.01 par value, 100,000,000 authorized; no shares issued or outstanding	—	—	—	—%
Common stock, $.01 par value, 500,000,000 shares authorized and 79,602,965 and 72,556,334 shares issued and outstanding at March 31, 2016 and December 31, 2015, respectively	0.8	0.7	0.1	14%
Additional paid in capital	1,212.0	967.2	244.8	25%
Accumulated deficit	(170.3)	(145.9)	(24.4)	17%
Accumulated other comprehensive loss	(0.4)	(0.4)	—	—%
Total shareholders’ equity	1,042.1	821.6	220.5	27%
Total liabilities and shareholders’ equity	$2,483.5	$2,195.6	$287.9	13%

CyrusOne Inc.
Consolidated Statements of Operations
(Dollars in millions, except per share amounts)
(Unaudited)

For the three months ended:	March 31,	December 31,	September 30,	June 30,	March 31,
	2016	2015	2015	2015	2015
Revenue:
Base revenue	$106.5	$101.2	$98.7	$78.8	$75.9
Metered Power reimbursements	11.3	12.1	12.5	10.3	9.8
Total revenue	117.8	113.3	111.2	89.1	85.7
Costs and expenses:
Property operating expenses	40.3	41.4	42.2	32.8	32.3
Sales and marketing	4.0	3.2	3.2	2.8	2.9
General and administrative	14.0	15.1	12.5	9.9	9.1
Depreciation and amortization	39.3	39.9	39.1	31.4	31.1
Transaction and acquisition integration costs	2.3	2.6	1.8	9.6	0.1
Asset impairments and loss on disposal	—	—	4.9	—	8.6
Total costs and expenses	99.9	102.2	103.7	86.5	84.1
Operating income	17.9	11.1	7.5	2.6	1.6
Interest expense	12.1	12.0	12.1	8.7	8.4
Net income (loss) before income taxes	5.8	(0.9)	(4.6)	(6.1)	(6.8)
Income tax expense	(0.2)	(0.3)	(0.7)	(0.4)	(0.4)
Net income (loss) from continuing operations	5.6	(1.2)	(5.3)	(6.5)	(7.2)
Noncontrolling interest in net income (loss)	—	(0.2)	(0.7)	(1.0)	(2.9)
Net income (loss) attributed to common stockholders	$5.6	$(1.0)	$(4.6)	$(5.5)	$(4.3)
Income (loss) per common share - basic and diluted	$0.07	$(0.02)	$(0.08)	$(0.11)	$(0.12)

CyrusOne Inc.
Consolidated Balance Sheets
(Dollars in millions)
(Unaudited)

	March 31, 2016	December 31, 2015	September 30, 2015	June 30, 2015	March 31, 2015
Assets
Investment in real estate:
Land	$98.8	$93.0	$93.0	$93.0	$93.0
Buildings and improvements	942.0	905.3	897.7	824.2	820.8
Equipment	715.6	598.2	555.6	423.4	382.7
Construction in progress	327.7	231.1	187.1	125.8	121.0
Subtotal	2,084.1	1,827.6	1,733.4	1,466.4	1,417.5
Accumulated depreciation	(467.2)	(435.6)	(404.4)	(375.4)	(350.1)
Net investment in real estate	1,616.9	1,392.0	1,329.0	1,091.0	1,067.4
Cash and cash equivalents	87.7	14.3	39.8	413.5	26.0
Rent and other receivables	67.1	76.1	74.5	56.3	53.9
Restricted cash	0.7	1.5	7.1	—	—
Goodwill	453.4	453.4	453.4	276.2	276.2
Intangible assets, net	165.5	170.3	175.7	61.6	65.3
Due from affiliates	—	—	1.3	1.7	1.4
Other assets	92.2	88.0	82.2	74.2	71.6
Total assets	$2,483.5	$2,195.6	$2,163.0	$1,974.5	$1,561.8
Liabilities and Equity
Accounts payable and accrued expenses	$196.2	$136.6	$116.3	$90.0	$67.1
Deferred revenue	76.4	78.7	74.1	66.5	65.5
Due to affiliates	—	—	2.7	174.9	9.1
Capital lease obligations	11.5	12.2	12.8	12.1	12.6
Long-term debt	1,010.3	996.5	964.1	712.6	665.0
Lease financing arrangements	147.0	150.0	151.9	52.8	51.3
Total liabilities	1,441.4	1,374.0	1,321.9	1,108.9	870.6
Shareholders’ Equity:
Preferred stock, $.01 par value, 100,000,000 authorized; no shares issued or outstanding	—	—	—	—	—
Common stock, $.01 par value, 500,000,000 shares authorized and 79,602,965 and 72,556,334 shares issued and outstanding at March 31, 2016 and December 31, 2015, respectively	0.8	0.7	0.6	0.6	0.4
Additional paid in capital	1,212.0	967.2	912.3	908.3	518.9
Accumulated deficit	(170.3)	(145.9)	(124.3)	(98.9)	(72.5)
Accumulated other comprehensive loss	(0.4)	(0.4)	(0.7)	(0.3)	(0.6)
Total shareholders’ equity	1,042.1	821.6	787.9	809.7	446.2
Noncontrolling interest	—	—	53.2	55.9	245.0
Total shareholders' equity	1,042.1	821.6	841.1	865.6	691.2
Total liabilities and shareholders’ equity	$2,483.5	$2,195.6	$2,163.0	$1,974.5	$1,561.8

CyrusOne Inc.
Consolidated Statements of Cash Flow
(Dollars in millions)
(Unaudited)

	Three Months Ended March 31, 2016	Three Months Ended March 31, 2015
Cash flows from operating activities:
Net income (loss)	$5.6	$(7.2)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	39.3	31.1
Noncash interest expense	0.9	0.7
Stock-based compensation expense	3.0	3.0
Provision for bad debt write off	0.1	—
Asset impairments and loss on disposal	—	8.6
Change in operating assets and liabilities:
Rent receivables and other assets	6.2	1.8
Accounts payable and accrued expenses	—	(2.9)
Deferred revenues	(2.3)	(0.2)
Due to affiliates	—	(1.6)
Net cash provided by operating activities	52.8	33.3
Cash flows from investing activities:
Capital expenditures – purchased of fixed assets	(131.1)	(17.3)
Capital expenditures – other development	(78.5)	(31.9)
Changes in restricted cash	0.8	—
Net cash used in investing activities	(208.8)	(49.2)
Cash flows from financing activities:
Issuance of common stock	256.0	—
Dividends paid	(22.8)	(13.5)
Borrowings from credit facility	320.0	20.0
Payments on credit facility	(305.0)	—
Payments on capital leases and leasing financing arrangements	(3.1)	(1.1)
Debt issuance costs	(2.1)	—
Tax payments upon exercise of equity awards	(13.6)	—
Net cash provided by financing activities	229.4	5.4
Net increase (decrease) in cash and cash equivalents	73.4	(10.5)
Cash and cash equivalents at beginning of period	14.3	36.5
Cash and cash equivalents at end of period	$87.7	$26.0

Supplemental disclosures of cash flow information
Cash paid for interest	$6.2	$2.8
Cash paid for income taxes	0.1	1.1
Supplemental disclosures of noncash investing and financing activities
Capitalized interest	2.1	1.3
Acquisition of property in accounts payable and other liabilities	111.9	21.5
Dividends payable	31.5	21.5
Taxes on vesting of shares	—	0.6

CyrusOne Inc.
Net Operating Income and Reconciliation of Net Income (Loss) to Adjusted EBITDA
(Dollars in millions)
(Unaudited)

	Three Months Ended				Three Months Ended
	March 31,		Change		March 31,	December 31,	September 30,	June 30,	March 31,
	2016	2015	$	%	2016	2015	2015	2015	2015
Net Operating Income
Revenue	$117.8	$85.7	$32.1	37%	$117.8	$113.3	$111.2	$89.1	$85.7
Property operating expenses	40.3	32.3	8.0	25%	40.3	41.4	42.2	32.8	32.3
Net Operating Income (NOI)	77.5	53.4	24.1	45%	77.5	71.9	69.0	56.3	53.4
Add Back: Lease exit costs	—	0.7	(0.7)	n/m	—	0.3	0.4	—	0.7
Adjusted Net Operating Income (Adjusted NOI)	$77.5	$54.1	$23.4	43%	$77.5	$72.2	$69.4	$56.3	$54.1
Adjusted NOI as a % of Revenue	65.8%	63.1%			65.8%	63.7%	62.4%	63.2%	63.1%
Reconciliation of Net (Loss) Income to Adjusted EBITDA:
Net income (loss)	5.6	$(7.2)	$12.8	n/m	$5.6	$(1.2)	$(5.3)	$(6.5)	$(7.2)
Interest expense	12.1	8.4	3.7	44%	12.1	12.0	12.1	8.7	8.4
Income tax expense	0.2	0.4	(0.2)	(50)%	0.2	0.3	0.7	0.4	0.4
Depreciation and amortization	39.3	31.1	8.2	26%	39.3	39.9	39.1	31.4	31.1
Transaction and acquisition integration costs	2.3	0.1	2.2	n/m	2.3	2.6	1.8	9.6	0.1
Legal claim costs	0.2	—	0.2	n/m	0.2	0.1	—	0.3	—
Stock-based compensation	3.0	3.0	—	n/m	3.0	2.4	3.4	3.2	3.0
Severance and management transition costs	—	—	—	n/m	—	4.1	1.9	—	—
Lease exit costs	—	0.7	(0.7)	n/m	—	0.3	0.4	—	0.7
Asset impairments and loss on disposals	—	8.6	(8.6)	n/m	—	—	4.9	—	8.6
Adjusted EBITDA	$62.7	$45.1	$17.6	39%	$62.7	$60.5	$59.0	$47.1	$45.1
Adjusted EBITDA as a % of Revenue	53.2%	52.6%			53.2%	53.4%	53.1%	52.9%	52.6%

CyrusOne Inc.
Reconciliation of Net Income (Loss) to FFO, Normalized FFO, and AFFO
(Dollars in millions)
(Unaudited)

	Three Months Ended				Three Months Ended
	March 31,		Change		March 31,	December 31,	September 30,	June 30,	March 31,
	2016	2015	$	%	2016	2015	2015	2015	2015
Reconciliation of Net Income (Loss) to FFO and Normalized FFO:
Net income (loss)	$5.6	$(7.2)	$12.8	n/m	$5.6	$(1.2)	$(5.3)	$(6.5)	$(7.2)
Real estate depreciation and amortization	33.0	26.0	7.0	27%	33.0	32.8	31.9	26.3	26.0
Asset impairments and loss on disposal	—	8.6	(8.6)	n/m	—	—	4.9	—	8.6
Funds from Operations (FFO)	$38.6	$27.4	$11.2	41%	$38.6	$31.6	$31.5	$19.8	$27.4

Amortization of customer relationship intangibles	4.8	3.6	1.2	33%	4.8	5.6	5.6	3.7	3.6
Transaction and acquisition integration costs	2.3	0.1	2.2	n/m	2.3	2.5	1.9	9.6	0.1
Severance and management transition costs	—	—	—	n/m	—	4.1	1.9	—	—
Legal claim costs	0.2	—	0.2	n/m	0.2	0.1	—	0.3	—
Lease exit costs	—	0.8	(0.8)	n/m	—	0.3	0.3	—	0.8
Normalized Funds from Operations (Normalized FFO)	$45.9	$31.9	$14.0	44%	$45.9	$44.2	$41.2	$33.4	$31.9
Normalized FFO per diluted common share or common share equivalent	$0.63	$0.49	$0.14	29%	$0.63	$0.61	$0.57	$0.50	$0.49
Weighted Average diluted common share and common share equivalent outstanding	72.8	65.5	7.3	11%	72.8	72.6	72.6	66.0	65.5

Reconciliation of Normalized FFO to AFFO:
Normalized FFO	$45.9	$31.9	$14.0	44%	$45.9	$44.2	$41.2	$33.4	$31.9
Amortization of deferred financing costs	0.9	0.7	0.2	29%	0.9	1.1	0.9	0.7	0.7
Stock-based compensation	3.0	3.0	—	n/m	3.0	2.4	3.5	3.1	3.0
Non-real estate depreciation and amortization	1.5	1.5	—	n/m	1.5	1.5	1.6	1.4	1.5
Deferred revenue and straight line rent adjustments	(2.0)	(1.4)	(0.6)	43%	(2.0)	1.1	(1.6)	(0.3)	(1.4)
Leasing commissions	(1.9)	(0.5)	(1.4)	n/m	(1.9)	(3.3)	(1.6)	(1.5)	(0.5)
Recurring capital expenditures	(0.9)	(0.2)	(0.7)	n/m	(0.9)	(0.7)	(1.2)	(0.3)	(0.2)
Adjusted Funds from Operations (AFFO)	$46.5	$35.0	$11.5	33%	$46.5	$46.3	$42.8	$36.5	$35.0
AFFO per diluted common share or common share equivalent	$0.64	$0.53	$0.11	21%	$0.64	$0.64	$0.59	$0.54	$0.53
Weighted average diluted common share and common share equivalent outstanding	72.8	65.5	7.3	11%	72.8	72.6	72.6	66.0	65.5

CyrusOne Inc.
Market Capitalization Summary and Reconciliation of Net Debt
(Unaudited)

Market Capitalization

(dollars in millions)	Shares or Equivalents Outstanding	Market Price as of March 31, 2016	Market Value Equivalents (in millions)
Common shares	79,602,965	$45.65	$3,633.9
Net Debt			952.9
Total Enterprise Value (TEV)			$4,586.8

Reconciliation of Net Debt

(dollars in millions)	March 31,	December 31,
	2016	2015
Long-term debt(a)	$1,029.1	$1,014.1
Capital lease obligations	11.5	12.2
Less:
Cash and cash equivalents	(87.7)	(14.3)
Net Debt	$952.9	$1,012.0

(a)Excludes any adjustment for deferred financing costs.

Debt Schedule

(dollars in millions)
Long-term debt:	Amount	Interest Rate	Maturity Date
6.375% senior notes due 2022, including bond premium	477.6	6.38%	November 2022
Revolving credit facility	—	L + 170 bps	October 2019(a)
Term loan	300.0	2.09%	October 2019
Term loan	250.0	2.09%	September 2021
Total senior notes and bank credit facilities	1,027.6	4.02%
Notes payable	1.5
Total long-term debt(b)	1,029.1

Weighted average term of debt:	5.4	years

(a)	Assuming exercise of one-year extension option.

(b)	Excludes any adjustment for deferred financing costs.

CyrusOne Inc.
Colocation Square Footage (CSF) and Utilization
(Unaudited)

	As of March 31, 2016		As of December 31, 2015		As of March 31, 2015
Market	Colocation Space (CSF)(a)	CSF Utilized(b)	Colocation Space (CSF)(a)	CSF Utilized(b)	Colocation Space (CSF)(a)	CSF Utilized(b)
Cincinnati	386,484	91%	419,589	91%	420,223	91%
Dallas	347,926	93%	350,946	89%	294,969	90%
Houston	255,142	88%	255,094	88%	255,094	86%
Phoenix	147,931	100%	149,620	100%	114,026	98%
Austin	121,833	47%	121,833	51%	59,995	90%
New York Metro	121,434	87%	121,434	87%	—	n/a
Chicago	95,024	89%	23,298	54%	23,298	52%
Northern Virginia	74,653	100%	74,653	73%	37,461	71%
San Antonio	43,843	100%	43,843	100%	43,843	100%
International	13,200	80%	13,200	80%	13,200	80%
Total Footprint	1,607,470	89%	1,573,510	86%	1,262,109	89%

(a)	CSF represents the NRSF at an operating facility that is currently leased or readily available for lease as colocation space, where customers locate their servers and other IT equipment.

(b)	Utilization is calculated by dividing CSF under signed leases for colocation space (whether or not the lease has commenced billing) by total CSF.

CyrusOne Inc.
2016 Guidance

Category	Previous 2016 Guidance	Revised 2016 Guidance
Total Revenue	$500 - 515 million	$520 - 530 million
Base Revenue	$450 - 460 million	$470 - 475 million
Metered Power Reimbursements	$50 - 55 million	$50 - 55 million
Adjusted EBITDA	$266 - 276 million	$270 - 280 million
Normalized FFO per diluted common share or common share equivalent*	$2.45 - 2.55	$2.48 - 2.58
Capital Expenditures**	$380 - 405 million	$380 - 405 million
Development	$375 - 396 million	$375 - 396 million
Recurring	$5 - 9 million	$5 - 9 million

*	Assumes weighted average diluted common shares for 2016 of approximately 79 million.
**	Excludes acquisitions of real estate.

The annual guidance provided above represents forward-looking statements, which are based on current economic conditions, internal assumptions about the Company's existing customer base and the supply and demand dynamics of the markets in which CyrusOne operates.

CyrusOne Inc.
Data Center Portfolio
As of March 31, 2016
(Unaudited)

			Operating Net Rentable Square Feet (NRSF)(a)							Powered Shell Available for Future Development (NRSF)(j)	Available Critical Load Capacity (MW)(k)
Facilities	Metro Area	Annualized Rent(b)	Colocation Space (CSF)(c)	CSF Leased(d)	CSF Utilized(e)	Office & Other(f)	Office & Other Leased (g)	Supporting Infrastructure(h)	Total(i)
Westway Park Blvd., Houston, TX (Houston West 1)	Houston	$50,460,175	112,133	96%	96%	11,163	99%	37,243	160,539	3,000	28
W. Frankford, Carrollton, TX (Frankford)	Dallas	46,869,210	226,604	89%	89%	33,011	96%	90,314	349,929	159,000	24
S. State Highway 121 Business Lewisville, TX (Lewisville)*	Dallas	38,253,083	108,687	96%	100%	11,374	97%	59,346	179,407	—	18
West Seventh St., Cincinnati, OH (7th Street)***	Cincinnati	35,934,601	178,925	93%	93%	5,744	100%	167,241	351,910	74,000	13
Madison Road (Totowa)**	New York	27,403,672	51,242	84%	84%	22,477	100%	58,964	132,683	—	6
Myer Conners Rd (Wappingers Falls)**	New York	26,256,310	37,000	96%	96%	20,167	97%	15,077	72,244	—	3
Southwest Fwy., Houston, TX (Galleria)	Houston	25,521,821	63,469	73%	73%	23,259	51%	24,927	111,655	—	14
Kingsview Dr., Lebanon, OH (Lebanon)	Cincinnati	23,147,229	65,303	92%	93%	44,886	72%	52,950	163,139	65,000	14
Westover Hills Blvd, San Antonio, TX (San Antonio 1)	San Antonio	20,643,788	43,843	100%	100%	5,989	83%	45,650	95,482	11,000	12
Westway Park Blvd., Houston, TX (Houston West 2)	Houston	19,641,348	79,540	87%	87%	3,355	62%	55,023	137,918	12,000	12
Industrial Rd., Florence, KY (Florence)	Cincinnati	15,957,234	52,698	100%	100%	46,848	87%	40,374	139,920	—	9
Metropolis Dr., Austin, TX (Austin 2)	Austin	14,285,407	43,772	92%	93%	1,821	100%	22,433	68,026	—	5
South Ellis Street Chandler, AZ (Phoenix 2)	Phoenix	12,023,350	74,010	100%	100%	5,639	38%	25,519	105,168	—	12
Riverbend Drive South (Stamford)**	New York	11,964,272	20,000	92%	93%	—	—%	8,484	28,484	—	2
Knightsbridge Dr., Hamilton, OH (Hamilton)*	Cincinnati	9,230,102	46,565	79%	79%	1,077	100%	35,336	82,978	—	10
South Ellis Street Chandler, AZ (Phoenix 1)	Phoenix	8,902,290	73,921	100%	100%	34,582	12%	38,572	147,075	31,000	16
E. Ben White Blvd., Austin, TX (Austin 1)*	Austin	8,775,200	16,223	57%	57%	21,476	—%	7,517	45,216	—	2
Ridgetop Circle, Sterling, VA (Northern VA)	Washington, D.C.	8,447,615	74,653	75%	100%	1,901	100%	52,605	129,159	3,000	12
Parkway Dr., Mason, OH (Mason)	Cincinnati	5,620,619	34,072	100%	100%	26,458	98%	17,193	77,723	—	4
Kestral Way (London)**	London	5,594,799	10,000	99%	99%	—	—%	514	10,514	—	1
Midway Rd., Carrollton, TX (Midway)**	Dallas	5,408,662	8,390	100%	100%	—	—%	—	8,390	—	1
Norden Place (Norwalk)**	New York	3,275,252	13,192	67%	68%	4,085	72%	40,610	57,887	87,000	2
Marsh Lane, Carrollton, TX (Marsh Ln)**	Dallas	2,421,474	4,245	100%	100%	—	—%	—	4,245	—	1
Springer St., Lombard, IL (Lombard)	Chicago	2,289,361	13,516	71%	72%	4,115	100%	12,230	29,861	29,000	3
Metropolis Dr., Austin, TX (Austin 3)	Austin	2,116,474	61,838	12%	12%	15,055	30%	20,629	97,522	67,000	3
Omega Drive (Stamford)**	New York	1,559,573	—	—%	—%	18,552	87%	3,796	22,348	—	—
Commerce Road (Totowa)**	New York	676,322	—	—%	—%	20,460	40%	5,540	26,000	—	—
Crescent Circle, South Bend, IN (Blackthorn)*	South Bend	550,175	3,432	41%	41%	—	—%	5,125	8,557	11,000	1
McAuley Place, Blue Ash, OH (Blue Ash)*	Cincinnati	539,893	6,193	36%	36%	6,821	100%	2,165	15,179	—	1
E. Monroe St., South Bend, IN (Monroe St.)	South Bend	427,683	6,350	22%	22%	—	—%	6,478	12,828	4,000	1
Westway Park Blvd., Houston, TX (Houston West 3)	Houston	423,850	—	—%	—%	8,495	100%	5,304	13,799	—	—
Jurong East (Singapore)**	Singapore	291,073	3,200	19%	19%	—	—%	—	3,200	—	1
Goldcoast Dr., Cincinnati, OH (Goldcoast)	Cincinnati	95,700	2,728	—%	—%	5,280	100%	16,481	24,489	14,000	1
Diehl Rd., Aurora, IL (Aurora)	Chicago	—	71,726	100%	100%	34,008	100%	205,034	310,768	67,000	60
Total		$435,007,617	1,607,470	87%	89%	438,098	73%	1,178,674	3,224,242	637,000	287

*	Indicates properties in which we hold a leasehold interest in the building shell and land. All data center infrastructure has been constructed by us and owned by us.

**	Indicates properties in which we hold a leasehold interest in the building shell, land, and all data center infrastructure.
*** The information provided for the West Seventh Street (7th St.) property includes data for two facilities, one of which we lease and one of which we own.

(a)	Represents the total square feet of a building under lease or available for lease based on engineers' drawings and estimates but does not include space held for development or space used by CyrusOne.

(b)
Represents monthly contractual rent (defined as cash rent including customer reimbursements for metered power) under existing customer leases as of March 31, 2016, multiplied by 12. For the month of March 2016, customer reimbursements were $46.0 million annualized and consisted of reimbursements by customers across all facilities with separately metered power. Customer reimbursements under leases with separately metered power vary from month-to-month based on factors such as our customers' utilization of power and the suppliers' pricing of power. From April 1, 2014 through March 31, 2016, customer reimbursements under leases with separately metered power constituted between 10.6% and 14.2% of annualized rent. After giving effect to abatements, free rent and other straight-line adjustments, our annualized effective rent as of March 31, 2016 was $449.7 million. Our annualized effective rent was greater than our annualized rent as of March 31, 2016 because our positive straight-line and other adjustments and amortization of deferred revenue exceeded our negative straight-line adjustments due to factors such as the timing of contractual rent escalations and customer prepayments for services.

(c)	CSF represents the NRSF at an operating facility that is currently leased or readily available for lease as colocation space, where customers locate their servers and other IT equipment.

(d)
Percent leased is determined based on CSF being billed to customers under signed leases as of March 31, 2016 divided by total CSF. Leases signed but not commenced as of March 31, 2016 are not included.

(e)	Utilization is calculated by dividing CSF under signed leases for colocation space (whether or not the lease has commenced billing) by total CSF.

(f)	Represents the NRSF at an operating facility that is currently leased or readily available for lease as space other than CSF, which is typically office and other space.

(g)
Percent leased is determined based on Office & Other space being billed to customers under signed leases as of March 31, 2016 divided by total Office & Other space. Leases signed but not commenced as of March 31, 2016 are not included.

(h)	Represents infrastructure support space, including mechanical, telecommunications and utility rooms, as well as building common areas.

(i)	Represents the NRSF at an operating facility that is currently leased or readily available for lease. This excludes existing vacant space held for development.

(j)	Represents space that is under roof that could be developed in the future for operating NRSF, rounded to the nearest 1,000.

(k)
Critical load capacity represents the aggregate power available for lease and exclusive use by customers expressed in terms of megawatts. The capacity reported is for non-redundant megawatts, as we can develop flexible solutions to our customers at multiple resiliency levels. Does not sum to total due to rounding.

CyrusOne Inc.
NRSF Under Development
As of March 31, 2016
(Dollars in millions)
(Unaudited)

			NRSF Under Development(a)						Under Development Costs(b)
Facilities	Metropolitan Area	Estimated Completion Date	Colocation Space (CSF)	Office & Other	Supporting Infrastructure	Powered Shell(b)	Total	Critical Load MW Capacity(c)	Actual to Date(d)	Estimated Costs to Completion(e)	Total
W. Frankford (Carrollton)	Dallas	2Q'16	4,000	—	1,000	—	5,000	2.0	$—	$6-7	$6-7
W. Frankford (Carrollton)	Dallas	2Q'16	69,000	—	2,000	—	71,000	6.0	24	3-6	27-30
S. State Highway 121 Business Lewisville, TX (Lewisville)	Dallas	2Q'16	4,000	—	—	—	4,000	3.0	1	12-14	13-15
Westover Hills Blvd. (San Antonio 2)	San Antonio	3Q'16	64,000	18,000	36,000	—	118,000	12.0	47	30-37	77-84
Ridgetop Circle, Sterling, VA (Northern Virginia 2)	Washington, D.C.	3Q'16	159,000	9,000	64,000	—	232,000	30.0	32	103-123	135-155
Phoenix 3	Phoenix	2Q'16	36,000	5,000	24,000	40,000	105,000	2.0	13	3-5	16-18
Westway Park Blvd. (Houston West 3)	Houston	2Q'16	53,000	—	32,000	213,000	298,000	6.0	56	1	57
Diehl Rd., Aurora, IL (Aurora)	Chicago	3Q'16	16,000	—	3,000	—	19,000	5.0	—	7-8	7-8
Total			405,000	32,000	162,000	253,000	852,000	66.0	$173	$165-201	$338-374

(a)
Represents NRSF at a facility for which activities have commenced or are expected to commence in the next 2 quarters to prepare the space for its intended use. Estimates and timing are subject to change.

(b)	Represents NRSF under construction that, upon completion, will be powered shell available for future development into operating NRSF.

(c)
Critical load capacity represents the aggregate power available for lease and exclusive use by customers expressed in terms of megawatts. The capacity reported is for non-redundant megawatts, as we can develop flexible solutions to our customers at multiple resiliency levels. Does not sum to total due to rounding.

(d)	Actual to date is the cash investment as of March 31, 2016. There may be accruals above this amount for work completed, for which cash has not yet been paid.

(e)	Represents management’s estimate of the total costs required to complete the current NRSF under development. There may be an increase in costs if customers require greater power density.

CyrusOne Inc.
Land Available for Future Development (Acres)
As of March 31, 2016
(Unaudited)

As of
Market	March 31, 2016
Cincinnati	98
Dallas	—
Houston	20
Virginia	3
Austin	22
Phoenix	27
San Antonio	13
Chicago	15
New York Metro	—
International	—
Total Available	198

CyrusOne Inc.
Leasing Statistics - Lease Signings
As of March 31, 2016
(Dollars in thousands)
(Unaudited)

Period	Number of Leases(a)(f)	Total CSF Signed(b)(f)	Total kW Signed(c)(f)	Total MRR Signed ($000)(d)(f)	Weighted Average Lease Term(e)(f)
1Q'16	375	181,000	25,468	$3,610	144
Prior 4Q Avg.	354	85,500	12,336	$1,846	84
4Q'15	326	205,000	30,012	$3,630	107
3Q'15	392	29,000	4,815	$1,112	57
2Q'15	372	48,000	4,758	$1,119	90
1Q'15	326	60,000	9,759	$1,521	83

(a)	Number of leases represents each agreement with a customer. A lease agreement could include multiple spaces, and a customer could have multiple leases.

(b)	CSF represents the NRSF at an operating facility that is leased as colocation space, where customers locate their servers and other IT equipment.

(c)
Represents maximum contracted kW that customers may draw during lease period. Additionally, we can develop flexible solutions for our customers at multiple resiliency levels, and the kW signed is unadjusted for this factor.

(d)
Monthly recurring rent is defined as the average monthly contractual rent during the term of the lease. It includes the monthly impact of installation charges of approximately $0.1 million in each quarter.

(e)	Calculated on a CSF-weighted basis.

(f)	1Q'16 includes the CME lease. Non-CME signings represent approximately 60% of total CSF, kW, and MRR signed.

CyrusOne Inc.
New MRR Signed - Existing vs. New Customers
As of March 31, 2016
(Dollars in thousands)
(Unaudited)

(a)
Monthly recurring rent is defined as the average monthly contractual rent during the term of the lease. It includes the monthly impact of installation charges of approximately $0.1 million in each of 1Q'15-1Q'16. 1Q'16 includes the CME lease, with non-CME signings representing approximately 60% of total MRR signed.

CyrusOne Inc.
Customer Sector Diversification(a)
As of March 31, 2016
(Unaudited)

	Principal Customer Industry	Number of Locations	Annualized Rent(b)	Percentage of Portfolio Annualized Rent(c)	Weighted Average Remaining Lease Term in Months(d)
1	Information Technology	3	$16,914,689	3.9%	27.2
2	Telecommunication Services	2	15,310,474	3.5%	30.1
3	Energy	1	15,268,495	3.5%	26.2
4	Research and Consulting Services	3	14,257,821	3.3%	21.0
5	Energy	5	12,908,595	3.0%	27.7
6	Information Technology	2	12,047,563	2.8%	106.9
7	Telecommunications (CBI)	7	11,293,517	2.6%	24.2
8	Industrials	4	10,972,218	2.5%	32.6
9	Information Technology	2	10,300,896	2.4%	51.9
10	Information Technology	2	9,165,315	2.1%	16.4
11	Financial Services	1	6,600,225	1.5%	50.0
12	Financial Services	5	5,754,743	1.3%	51.0
13	Energy	3	5,639,730	1.3%	3.9
14	Energy	2	5,627,831	1.3%	20.4
15	Energy	1	5,507,821	1.3%	57.0
16	Telecommunication Services	5	5,502,786	1.3%	37.1
17	Financial Services	3	5,371,137	1.2%	3.2
18	Financial Services	2	4,966,558	1.1%	24.0
19	Information Technology	1	4,954,564	1.1%	59.0
20	Financial Services	1	4,947,530	1.1%	68.0
			$183,312,508	42.1%	36.1

(a)	Customers and their affiliates are consolidated.

(b)
Represents monthly contractual rent (defined as cash rent including customer reimbursements for metered power) under existing customer leases as of March 31, 2016, multiplied by 12. For the month of March 2016, customer reimbursements were $46.0 million annualized and consisted of reimbursements by customers across all facilities with separately metered power. Customer reimbursements under leases with separately metered power vary from month-to-month based on factors such as our customers' utilization of power and the suppliers' pricing of power. From April 1, 2014 through March 31, 2016, customer reimbursements under leases with separately metered power constituted between 10.6% and 14.2% of annualized rent. After giving effect to abatements, free rent and other straight-line adjustments, our annualized effective rent as of March 31, 2016 was $449.7 million. Our annualized effective rent was greater than our annualized rent as of March 31, 2016 because our positive straight-line and other adjustments and amortization of deferred revenue exceeded our negative straight-line adjustments due to factors such as the timing of contractual rent escalations and customer prepayments for services.

(c)	Represents the customer’s total annualized rent divided by the total annualized rent in the portfolio as of March 31, 2016, which was approximately $435.0 million.

(d)
Weighted average based on customer’s percentage of total annualized rent expiring and is as of March 31, 2016, assuming that customers exercise no renewal options and exercise all early termination rights that require payment of less than 50% of the remaining rents. Early termination rights that require payment of 50% or more of the remaining lease payments are not assumed to be exercised because such payments approximate the profitability margin of leasing that space to the customer, such that we do not consider early termination to be economically detrimental to us.

CyrusOne Inc.
Lease Distribution
As of March 31, 2016
(Unaudited)

NRSF Under Lease(a)	Number of Customers(b)	Percentage of All Customers	Total Leased NRSF(c)	Percentage of Portfolio Leased NRSF	Annualized Rent(d)	Percentage of Annualized Rent
0-999	698	74%	140,410	5%	$67,638,574	16%
1,000-2,499	93	10%	145,509	5%	34,953,123	8%
2,500-4,999	55	6%	194,432	7%	36,739,800	8%
5,000-9,999	33	4%	228,325	8%	48,049,755	11%
10,000+	59	6%	2,046,582	75%	247,626,365	57%
Total	938	100%	2,755,258	100%	$435,007,617	100%

(a)	Represents all leases in our portfolio, including colocation, office and other leases.

(b)
Represents the number of customers occupying data center, office and other space as of March 31, 2016. This may vary from total customer count as some customers may be under contract, but have yet to occupy space.

(c)
Represents the total square feet at a facility under lease and that has commenced billing, excluding space held for development or space used by CyrusOne. A customer’s leased NRSF is estimated based on such customer’s direct CSF or office and light-industrial space plus management’s estimate of infrastructure support space, including mechanical, telecommunications and utility rooms, as well as building common areas.

(d)
Represents monthly contractual rent (defined as cash rent including customer reimbursements for metered power) under existing customer leases as of March 31, 2016, multiplied by 12. For the month of March 2016, customer reimbursements were $46.0 million annualized and consisted of reimbursements by customers across all facilities with separately metered power. Customer reimbursements under leases with separately metered power vary from month-to-month based on factors such as our customers' utilization of power and the suppliers' pricing of power. From April 1, 2014 through March 31, 2016, customer reimbursements under leases with separately metered power constituted between 10.6% and 14.2% of annualized rent. After giving effect to abatements, free rent and other straight-line adjustments, our annualized effective rent as of March 31, 2016 was $449.7 million. Our annualized effective rent was greater than our annualized rent as of March 31, 2016 because our positive straight-line and other adjustments and amortization of deferred revenue exceeded our negative straight-line adjustments due to factors such as the timing of contractual rent escalations and customer prepayments for services.

CyrusOne Inc.
Lease Expirations
As of March 31, 2016
(Unaudited)

Year(a)	Number of Leases Expiring(b)	Total Operating NRSF Expiring	Percentage of Total NRSF	Annualized Rent(c)	Percentage of Annualized Rent	Annualized Rent at Expiration(d)	Percentage of Annualized Rent at Expiration
Available		468,984	15%
Month-to-Month	199	19,856	1%	$5,747,575	1%	$6,014,896	1%
2016	1,300	383,891	12%	80,266,900	18%	85,384,740	18%
2017	1,324	393,528	12%	72,992,360	17%	74,714,625	16%
2018	1,055	402,990	12%	106,923,041	25%	112,617,557	24%
2019	474	361,850	11%	51,749,762	12%	55,834,622	12%
2020	279	374,396	12%	50,595,370	12%	57,354,779	12%
2021	259	152,043	5%	29,785,883	7%	31,824,626	7%
2022	20	54,274	2%	6,115,535	1%	7,530,936	2%
2023	51	59,900	2%	6,627,120	2%	8,996,743	2%
2024	13	63,070	2%	8,182,589	2%	9,505,391	2%
2025 - Thereafter	34	489,460	14%	16,021,482	3%	23,342,369	4%
Total	5,008	3,224,242	100%	$435,007,617	100%	$473,121,284	100%

(a)
Leases that were auto-renewed prior to March 31, 2016 are shown in the calendar year in which their current auto-renewed term expires. Unless otherwise stated in the footnotes, the information set forth in the table assumes that customers exercise no renewal options and exercise all early termination rights that require payment of less than 50% of the remaining rents. Early termination rights that require payment of 50% or more of the remaining lease payments are not assumed to be exercised.

(b)	Number of leases represents each agreement with a customer. A lease agreement could include multiple spaces and a customer could have multiple leases.

(c)
Represents monthly contractual rent (defined as cash rent including customer reimbursements for metered power) under existing customer leases as of March 31, 2016, multiplied by 12. For the month of March 2016, customer reimbursements were $46.0 million annualized and consisted of reimbursements by customers across all facilities with separately metered power. Customer reimbursements under leases with separately metered power vary from month-to-month based on factors such as our customers' utilization of power and the suppliers' pricing of power. From April 1, 2014 through March 31, 2016, customer reimbursements under leases with separately metered power constituted between 10.6% and 14.2% of annualized rent. After giving effect to abatements, free rent and other straight-line adjustments, our annualized effective rent as of March 31, 2016 was $449.7 million. Our annualized effective rent was greater than our annualized rent as of March 31, 2016 because our positive straight-line and other adjustments and amortization of deferred revenue exceeded our negative straight-line adjustments due to factors such as the timing of contractual rent escalations and customer prepayments for services.

(d)	Represents the final monthly contractual rent under existing customer leases that had commenced as of March 31, 2016, multiplied by 12.